NASB Financial, Inc.

                     NEWS RELEASE

Contact:  Keith B. Cox
          President
          NASB Financial, Inc.
          12498 South 71 Highway
          Grandview, MO  64030
          Phone (816) 765-2200


FOR IMMEDIATE RELEASE:  NASB Financial, Inc. Declares Cash Dividend on Common
Stock
     Grandview, Missouri (October 28, 2003) - At its board meeting on October 28, 2003, the Board of Directors of NASB Financial, Inc. (NASDAQ:NASB), declared a cash dividend on common stock of $0.17 per share. Also on October 28, 2003, the Board of Directors declared a special one-time dividend on common stock of $0.68 per share. The quarterly dividend and special one-time dividend will be paid together on November 28, 2003, to stockholders of record November 7, 2003.
     NASB Financial, Inc. is a unitary thrift holding company for North American Savings Bank, F.S.B. ("North American" or the "Bank"). North American operates five offices in greater Kansas City, Missouri and others in Harrisonville, St. Joseph, and Excelsior Springs, Missouri. The Bank also has loan origination offices in Lee's Summit, Springfield, St. Charles, and St. Louis, Missouri as well as Overland Park, Leawood, and Lawrence, Kansas.

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